UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017 (December 19, 2017)

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On December 19, 2017, Impax Laboratories, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report, among other items, the Company’s entry into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Bora Pharmaceuticals Co., Ltd., a corporation organized under the laws of the Republic of China (“Bora”), on December 19, 2017, pursuant to which Bora agreed to purchase (i) all of the issued share capital (the “Shares”) of Impax Laboratories (Taiwan), Inc., a corporation organized under the laws of the Republic of China and a wholly owned subsidiary of the Company (“Impax Taiwan”), and (ii) certain loans outstanding between the Company and Impax Taiwan for an aggregate purchase price of US $18.5 million in cash.
This Amendment No. 1 to the Form 8-K (this “Amendment”) amends the Initial Form 8-K to disclose that the Company currently expects to record an impairment charge related to the Company’s Taiwan manufacturing facility, owned by Impax Taiwan, as a result of the Company’s announced sale of Impax Taiwan.
Any information required to be set forth in the Initial 8-K, which is not being amended or supplemented pursuant to this Amendment is hereby incorporated by reference. Except as set forth herein, no modifications have been made to the information contained in the Initial 8-K and the Company has not updated the information contained therein to reflect events that have occurred since the date of the Initial 8-K. Accordingly, this Amendment should be read in conjunction with the Initial 8-K.
Item 2.06. Material Impairments.

As a result of entering into the Purchase Agreement on December 19, 2017 pursuant to which the Company has agreed to sell to Bora the Shares of Impax Taiwan as more fully described under Item 1.01 in the Initial 8-K, Company’s management concluded on December 19, 2017 that the Company anticipates that a material charge for impairment to the Impax Taiwan manufacturing facility will be required under generally accepted accounting principles applicable to the Company. The Company currently expects to record an aggregate impairment charge with respect to the Impax Taiwan manufacturing facility of approximately $70 million to $80 million during the fourth quarter of 2017. The anticipated impairment is not expected to result in any current or future cash expenditures.

Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including those with respect to the Purchase Agreement. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets, legislative and regulatory changes, changes in demand for products produced by the Company, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of the Company and its subsidiaries (including the Company’s ability to complete the transaction) and the other risks described in our most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2017		IMPAX LABORATORIES, INC.
	By:	/s/ Bryan M. Reasons
	Name:	Bryan M. Reasons
	Title:	Senior Vice President, Finance and Chief Financial Officer